Exhibit 10.1
CONTRACT SALE LEASE PURCHASE AGREEMENT

This Lease Purchase Agreement (hereinafter referred to as the “Agreement”) is made by and between FREEDOM ENERGY HOLDINGS, INC. a Maryland corporation that maintains its principal place of business at 531 Airport North Office Park, Fort Wayne, Indiana 46825 (“Seller”) and QUINTANA GOLD RESOURCES CORP. (“Buyer”) a Utah corporation that maintains its principal place of business at 341 West 3rd Street, North Vancouver BC. Canada.

The signatories to this Agreement may hereinafter be referred to collectively as the “Parties.”

WHEREAS, “Seller” is the owner of Leases called Worrell and Beachner  as per legal descriptions given in Exhibit A) attached; and

WHEREAS,  “Seller” desires to affirm and ratify the sale and  assignment of the lease  rights associated with the Leases to the “Buyer”, as described in this Agreement, subject to and in accordance with the terms and conditions hereof; and

WHEREAS, “Seller” has approved the sale and assignment of the exclusive lease rights to the Leases to the “Buyer” in exchange for One million dollars USD ($1,000,000) and One million (1,000,000) shares of the “Buyer’s” common stock restricted under rule 144 of the SEC. “Buyer” reserves the option to repurchase the shares @ Twenty-five cents USD ($0.25) per share during the nine months following becoming eligible for trading on the United States equity markets by FINRA. If not repurchased during this period of time, the option to purchase will thereby expire.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the “Seller” and “Buyer” hereby agree as follows:

ARTICLE ONE

SALE AND PURCHASE

1.01 Recitals. The Parties hereto agree that the recitals are true and correct and by this reference are incorporated into this Agreement.  Any Exhibits referred to in this Agreement are also hereby incorporated into this Agreement by reference.

1.02 Lease Sale/Assignment. Subject to the terms, conditions and provisions of this Agreement, the “Seller” hereby affirms and ratifies its sale and assignment of the lease rights to the “Buyer” of both Leases which consist of the rights to the recovery, processing and refinement of the oil of said Leases.

1.03 Consideration for the Purchase and Assignment. Upon execution of this Agreement, “Buyer” shall issue to “Seller” a total of One Million shares of the “Buyer’s” common stock. Additionally, “Buyer” shall tender to “Seller” the total sum of One Million dollars (US$1,000,000.00) (the “Cash Consideration”) within a nine month period from the latter of; 1) the effective date of this Agreement (the “Payout Period”), or; 2) the effective date in which “Buyer’s” common stock is eligible for trading in the United States equity markets by FINRA.

1.04 In the event that the “Buyer” ceases to be an operating going concern or should it fail to make full payment as described in 1.03, ownership of lease rights shall revert back to “Seller” provide however that, once “Buyer” has made payments in the minimum amount of Two Hundred Fifty Thousand dollars USD ($250,000) “Buyer” will retain a pro-rata share of the lease interest beginning with 25% and gaining an additional 25% for each Two Hundred Fifty Thousand dollars USD ($250,000) payment made to “Seller”.

1.05  Closing date of this agreement shall be on or before 30 days following the date of execution of this Agreement

1.06 This contract of sale will be secured with a convertible promissory note (Exhibit C) and a separate operating agreement (Exhibit D)

1.07  Since there are no updated reports on Reserves and Production on the two leases available at the time of execution of this agreement, the “Parties” to this agreement herewith agree that the Reserve and Production calculations as given on Exhibit “B” attached shall be accepted as a general guideline by both “Parties” with regards to reserves and present production and/or future potential production.

ARTICLE TWO

REPRESENTATIONS, WARRANTIES, AND CONDITIONS

2.01 Representations and Warranties of “Seller”. As a material inducement for the “Buyer” to purchase the Lease Rights of said Leases, “Seller” makes the following representations and warranties for the benefit of the “Buyer”, which “Seller” represents and warrants shall be true at the Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at the Effective Date, such representations and warranties will be so certified in form and substance satisfactory to the “Buyer” and the “Buyer’s” counsel:

(a) Authority. “Seller” has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity (governmental or otherwise).

(b) Title to Leases. “Seller” has conveyed to “Buyer” good, valid and marketable title to all of the Leases. “Seller” is the owner of the Leases and holds the Leases free and clear of any security interest, lien, encumbrance, claim, pledge, charge, limitation, agreement, or restriction whatsoever, with full and absolute right and power to sell, assign, exchange, transfer and deliver the Lease as herein provided without the consent of any other person.

(c) Escrow. None of the Leases is held for any other person or entity and is not subject to any pledge or security interest, or subject to any voting trust or voting agreement or proxy other than as provided in the lease agreement.

(d) Contracts.  “Seller” represents and warrants that there are no other agreements with any other person or entity that would entitle any other person or entity to any claim of rights or entitlements to the ownership, use or possession of the Lease owned by the “Seller”.

(e) Title Vesting.  “Seller” represents and warrants that the transfer of the Leases to “Buyer” will vest “Buyer” with good, valid, marketable and indefeasible title to the Leases, representing one hundred percent (100.0%) of the lease interest and rights outstanding for the ownership of the Leases, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever other than provided for in the lease agreements.

(f) Environmental Issues. “Seller” represents and warrants that there are no known pending actions concerning environmental laws or CERCLA.

2.02 Indemnity by “Seller”.

(a) Indemnifiable Matters. “Seller” shall indemnify, other than what has already been disclosed, defend and hold harmless the “Buyer”, and its respective officers, directors, shareholders, employees and agents (separately and collectively referred to as the Indemnity"), against and in respect of:

(b) all liabilities and other obligations of the “Seller” of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Effective Date, to the extent not disclosed in this Agreement or the Exhibits attached hereto, including, without limitation, all liabilities and other obligations arising out of negligent acts or omissions of the “Seller” or his agents, employees, directors, officers, representatives or contractors, and all liabilities and other obligations arising out of or based upon transactions entered into, prior to the Closing date, and all federal or state tax liabilities accrued, or measured by “Seller’s” income or sales, for any period prior to and including the Effective Date

(c) any claim, suit, obligation, liability, loss, damage, injury or expense, arising directly out of, connected with, related to, or resulting from any breach of any covenant, written representation, warranty or agreement made by “Seller” in this Agreement, except to the extent that “Buyer’s” conduct gives rise to the foregoing in connection with performance of those acts identified in the recitals herein;

(d) Binding Effect. The indemnification provisions of this paragraph 2.02 shall inure to the benefit of the employees, agents, heirs, personal representatives, successors and assigns of the “Buyer”-Indemnity and shall be binding upon the employees, agents, heirs, successors, and assigns, if any, of the “Seller”.

ARTICLE THREE

“BUYER”’S WARRANTIES AND REPRESENTATIONS

3.01 Representations and Warranties of “Buyer”. The “Buyer” makes the following representations and warranties for the benefit of the “Seller” which the “Buyer” represents and warrants shall be true at Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the “Seller’s” counsel:

(a) Authority. The “Buyer” has full power and authority to execute, deliver and perform this agreement without the consent of any other person or entity.

(b) “Buyer’s” Issuance of Common Stock and Stock Options.  The “Buyer” has full power and authority to and will issue and deliver the Common Stock and Stock Options as stipulated by this Agreement without the consent of any other person or entity and will do so effective within 10 days from date of  approval for trading by FINRA  which shares  shall be restricted based on rule 144 by the SEC, and the stock shall remain restricted during the period of the stock options for a period of nine (9) months from the approval for trading by FINRA, provided however that if this agreement is cancelled for whatever reason, the afore given stock shall be cancelled and returned to the treasury of the “Buyer”. Equally in the event of cancellation of this agreement at the end of the 270 day period, “Buyer” shall have no further interest in the leases other than as given in paragraph 1.04 above.

 (c)  Securities Laws. If any, all of the shares of Common Stock and the Stock Options to be issued or sold herein pursuant to the terms of the Agreement (i) have not been registered with the United States Securities and Exchange Commission nor with the States of Maryland, Indiana or Kansas or any other state securities regulatory agency; (ii) this sale/assignment is being accomplished in reliance upon Section 4(2) of the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned section and not in reliance upon Securities and Exchange Commission Regulation D, 17 C.F.R. Section 230.501 et seq., promulgated there under; and (iii) in reliance in the States of Maryland, Indiana and Kansas on the exempt transaction provisions of such states’ securities laws, thereby claiming that the offer, purchase and sale of the Common Stock and Stock Options herein is an exempt transaction under such laws.

ARTICLE FOUR

OTHER AGREEMENTS

NONE

ARTICLE FIVE

MISCELLANEOUS

5.01 The “Seller” shall at his best effort assist the “Buyer” to commission a professional ‘Reserve Study’ on the two leases within 30 days from the first day of trading of the “QGRC” stock on the OTC-BB.

5.02 Notices. Any notice required or provided for in this Agreement to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble.

5.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

5.04 Indiana Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana without regard to the conflict of law provisions of any state statute.

5.05 Construction. The articles, section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

5.06 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not expressed herein.

5.07 Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

5.08 Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

5.09 Assignment. This Agreement is assignable by either party only with the prior written consent of the other party. In the event either party wishes to sell their interest in this agreement the other party must be given the first right of refusal to purchase from the other party matching the best offer obtained.

5.10 Waiver. No consent or waiver, expressed or implied, by any party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.

5.11 Counterparts. This agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

5.12 Arbitration. The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Fort Wayne, Indiana.  Notwithstanding this Agreement, any court of competent jurisdiction in Allen County, Indiana shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

5.13 Survival of Representations and Warranties.  The representations and warranties set forth in this Agreement shall be continuing and shall survive the Effective Date.

5.14  Following Exhibits attached below form an integral part of this agreement.

Exhibit:	“A” Leases
“B” Reserve & Production Estimates
“C” Promissory Note
“D” Operating Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as reflected below this
27th day of July, 2010.

QUINTANA GOLD RESOURCES CORP.
A Utah Corporation (“Buyer”)
WITNESS:

/S/ DELBERT G. BLEWETT
Delbert G. Blewett, President

WITNESS:	FREEDOM ENERGY HOLDINGS, INC.
A Maryland Corporation (“Seller”)

/S/..BRIAN KISTLER
Brian Kistler, Chief Executive Officer

EXHIBIT “A”

LEASES

BEACHNER NORTH  -  containing 160 acres more or less.

In the County of NEOSHO, State of Kansas.

Legal description:

South-West ¼ of Section 15 Township 29s Range 21E and containing 160 acres more or less.

and

WORRELL  -  containing 240 acres more or less

In County of CRAWFORD, State of Kansas.

Legal Description:

Government  Lots  Number  One (1)  and  Two (2)  of  the  Northeast  Quarter (NE/4)  said Lots Number One (1) and Two (2) being the same land as the Fractional North Half (N/2) of the Northeast Quarter (NE/4), AND the South Half (S/2) of the Northeast Quarter (NE/4), AND the North Half (N/2) of the Southeast Quarter (SE/4); all in Section Four (4), Township Twenty-eight (28) South, Range Twenty-three (23) East of the Sixth Principal Meridian, Crawford County, Kansas, according to the United States Government Survey thereof.

Following additional Documents are available at the offices of the “Buyer” as supplied by the  “Seller”:

Beachner Lease:                   Beachner Lease Original
Driller Logs and coring reports
Well Inventory

Worrell Lease:                       Worrell Lease Original
Driller Logs and coring reports
Well Inventory

Initials:  “Seller” ________  “Buyer”_________

EXHIBIT “B”

RESERVE AND PRODUCTION ESTIMATES

BEACHNER & WORRELL LEASES			Estimated Reserves and Production Potential

OIL PRODUCTION:			BEACHNER	WORRELL	TOTAL

	Production Start for QGRC	Aug. 01, 2010
	Production - Bbls./day	First Year	32	15	47
	Prod. Period/days		300	300	450
	Production - Bbls./year	Year 1	9600	4500	14100
	Production - Bbls./year	Year 2	19500	19500	39000
	Production - Bbls./year	Year 3	30000	30000	60000
	Price /Bbl.		$ 72.00	$ 72.00
	Prod.Exp. Bbl. Incl. Royalty 18.75%		$ 40.00	$ 40.00
	Net Revenue / Bbl.		$ 32.00	$ 32.00
	Lease Acreage		160	240	400	(more or less)
	Estimated Res. / Bbls. 100%		2,112,000	3,312,000	5,424,000
	Estimated Gross Res. Value		$ 152,064,000	$ 238,464,000	$ 390,528,000
	Estimated Gross Res. Value	50%	$ 76,032,000	$ 119,232,000	$ 195,264,000
	Estimated Net Res. Value	50%	$ 67,584,000	$ 105,984,000	$ 173,568,000

BEACHNER		year	1	2	3	TOTAL
	Total Production Bbls.		9,600	19,500	30,000	59,100
	Price p/Bbl		$ 72.00	$ 72.00	$ 72.00	$ 72.00
	Gross Prod. Revenue		$ 691,200	$ 1,404,000	$ 2,160,000	$ 4,255,200
	Production Expenses		$ 384,000	$ 780,000	$ 1,200,000	$ 2,364,000
	Net Revenue Prod.		$ 307,200	$ 624,000	$ 960,000	$ 1,891,200

WORRELL		Year	1	2	3	TOTAL
	Total Production Bbls		4,500	19,500	30,000	54,000
	Price p/Bbl		$ 72.00	$ 72.00	$ 72.00	$ 72.00
	Gross Prod. Revenue		$ 324,000	$ 1,404,000	$ 2,160,000	$ 3,888,000
	Production Expenses		$ 180,000	$ 780,000	$ 1,200,000	$ 160,000
	Net Revenue Prod.		$ 144,000	$ 624,000	$ 960,000	$ 1,728,000

TOTAL NET REVENUE	BEACHNER & WORRELL		$ 451,200	$ 1,248,000	$ 1,920,000	$ 3,619,200

Note:
Reserve Estimates: Based on present production and Reports by Oilfield Research Laboratories, Chanute, Kansas

Revenue Estimates: Above Estimates are based on a Stimulation Program with our KC 9000® Technology
	No consideration for variables in Oil-Price or Production Costs has been given.
	Discounted by another 50%:	Total Value		$86,784,000

  Present Production (based on a water flood program): 4,800 Bbls./Yr.  @ $ 32.00 (net) = $ 153,600.00 Net Year

  Above estimates are further based on the Pro Forma Document by FEI, March 2010.

  Both, the “Seller” and the “Buyer” accept above estimates to be within reasonable parameters.

Initials: “Seller” ________ “Buyer”_________

EXHIBIT “C”

PROMISSORY NOTE

CONVERTIBLE PROMISSORY NOTE

1.      Names:

Lender:	FREEDOM ENERGY HOLDINGS, INC
531 Airport North Office Park
Fort Wayne, Indiana 46825

Borrower:             QUINTANA GOLD RESOURCES CORP.
341 West 3rd Street
North Vancouver BC. Canada.

2.	Promise to Pay.
For value received,

(a.)	Borrower promises to pay Lender One Million dollars (US$1,000,000.00)

(b.)  Lender agrees to loan One Million dollars (US$1,000,000.00) in conjunction
Contract sale lease purchase agreement a copy of which is hereby attached Exhibit A

3.      Principal Payment.
Borrower will pay the principal in full on or before 270 days after Borrower’s common  stock has been cleared for trading by FINRA, together with any accrued interest. The principal and interest payment can be paid in one of two ways:

(a.)	Borrower can, at any point pay the Lender the Principal and interest amount in cash calculated and based on a simple interest rate of 6% per annum.

(b.)
Principal and interest may be repaid by converting to common stock to be issued at a date to be determined and requested by the Lender.  Borrower will issue common stock at a 33.3% discount to the 30 day average Bid price of Borrower’s stock price on the day prior to the date of the conversion notice.

4.	Collection Costs.
If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyers' fees in an amount the court finds to be reasonable.

5.      Notices.
All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address Borrower or Lender has designated in writing. A notice may be delivered:  (1) in person;  (2) by certified mail, or (3) by overnight courier.

6.  Governing Law.
This promissory note will be governed by and construed in accordance with the laws of the state of Indiana.

7.  Severability.
I/f any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as reflected below this
 27th day of July, 2010.

QUINTANA GOLD RESOURCES CORP.
A Utah Corporation (“Buyer”)
WITNESS:

/S/ DELBERT G. BLEWETT
Delbert G. Blewett, President

WITNESS:	FREEDOM ENERGY HOLDINGS, INC.
A Maryland Corporation (“Seller”)

/S/..BRIAN KISTLER
Brian Kistler, Chief Executive Officer

EXHIBIT “D”

OPERATING AGREEMENT

This Operating Agreement (the “Agreement”) is entered into this 27th day of July, 2010, by and between FREEDOM ENERGY HOLDINGS, INC. an Indiana corporation that maintains its principal place of business at 531 Airport North Office Park, Fort Wayne, Indiana 46825 (“Operator”) and QUINTANA GOLD RESOURCES CORP. (“Company”) a Utah corporation that maintains its principal place of business at 341 West 3rd Street, North Vancouver BC. Canada.

WHEREAS, the Company is engaged in the acquisition, recovery, processing and refinement of heavy oil within the energy management and oil industry.

WHEREAS, the Company has acquired the rights to Oil leases in South Eastern Kansas per CONTRACT SALE LEASE PURCHASE AGREEMENT as signed per July 27, 2010.

Legal Descriptions:

BEACHNER NORTH  -  containing 160 acres more or less;
In the County of NEOSHO, State of Kansas.
South-West ¼ of Section 15 Township 29s Range 21E and containing 160 acres more or less.

WORRELL  -  containing 240 acres more or less;
In County of CRAWFORD, State of Kansas.
Government  Lots  Number  One (1)  and  Two (2)  of  the  Northeast  Quarter (NE/4)  said Lots Number One (1) and Two (2) being the same land as the Fractional North Half (N/2) of the Northeast Quarter (NE/4), AND the South Half (S/2) of the Northeast Quarter (NE/4), AND the North Half (N/2) of the Southeast Quarter (SE/4); all in Section Four (4), Township Twenty-eight (28) South, Range Twenty-three (23) East of the Sixth Principal Meridian, Crawford County, Kansas, according to the United States Government Survey thereof.

WHEREAS, Operator has represented to the Company that it has the skill, experience, and expertise necessary to provide the Company with the Operating services contemplated by the Parties.

Based on Operator’s representation, the Company desires to engage the services of Operator as set forth herein, and Operator desires to provide such services to the Company pursuant to this Agreement.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Operator agree as follows:

NOW, THEREFORE, it is agreed as follows:

1. Operator's Services and Term. Operator shall be available and shall provide to the Company management Operating services ("Operating services") as requested, through April, 2011. Term will renew automatically until the Contract Sale Lease Purchase Agreement has been wholly satisfied after which either party may terminate this agreement with 90 day notice.

2. Independent Contractor. Nothing herein shall be construed to create an employer employee relationship between the Company and Operator. Operator is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 5 shall be the sole consideration due Operator for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Operator hereunder. Operator will not represent to be or hold itself out as an employee of the Company.

3. Confidentiality. In the course of performing Operating Services, the parties recognize that both Operator and Company may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. Operator agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

4. Liability. With regard to the services to be performed by the Operator pursuant to the terms of this agreement, the Operator shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Operator or on the part of the agents or employees of the Operator, except when said acts or omissions of the Operator are due to willful misconduct or gross negligence. The Company shall hold the Operator free and harmless from any obligations including, costs, lawsuits, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence-needs definitions of misconduct or gross negligence- the Operator and the Operator is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

5. Liability Insurance. The Operator shall at all time keep the ‘General Liability Insurance’ on the leases up to date and such coverage shall be according to given standards of the industry for the two leases given on Exhibit “A” attached and shall be paid out of revenues from the leases as part of the ordinary operating expenses of the leases.

5. Compensation. The Company and the Operator agree that the Compensation will include reimbursements of ALL expenses incurred for said Operating services out of the oil revenues produced provided however it is understood between the Company and the Operator that all Operating Expenses that occur in the normal cause of the execution of the Duties of the Operator must be covered by the revenues received from production of the two leases whereby any overrun of costs that is not covered by the revenues must be paid for by the Operator and the Company shall have no liability to cover such costs.

6. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

7. Governing Law, Severability. . The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Fort Wayne, Indiana. Notwithstanding this Agreement, any court of competent jurisdiction in Allen County, Indiana shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as reflected  below this 27th  day of
July, 2010.

QUINTANA GOLD RESOURCES CORP.
A Utah Corporation (“Buyer”)
WITNESS:

/S/ DELBERT G. BLEWETT
Delbert G. Blewett, President

WITNESS:	FREEDOM ENERGY HOLDINGS, INC.
A Maryland Corporation (“Seller”)

/S/..BRIAN KISTLER
Brian Kistler, Chief Executive Officer